Exhibit 99.1

NEWS RELEASE

CONTACTS:	Investors: Lisa DeFrancesco (862) 261-7152 Media: Charlie Mayr (862) 261-8030 David Belian (862) 261-8141

Actavis Net Revenue Increases 59% to $2.779 Billion in Fourth Quarter 2013;

Non-GAAP EPS Increases 99% to $3.17

- Fourth Quarter 2013 GAAP Loss Per Share of $0.86 -

- 108% Increase in Fourth Quarter 2013 Adjusted EBITDA to $817 million -

- Company affirms 2014 forecast -

DUBLIN – February 20, 2014 – Actavis plc (NYSE: ACT) today reported net revenue increased 59 percent to $2.779 billion for the fourth quarter ended December 31, 2013, compared to $1.75 billion in the fourth quarter 2012. On a non-GAAP basis, diluted earnings per share for the fourth quarter 2013 increased to $3.17, compared to $1.59 per diluted share in the fourth quarter 2012. GAAP loss per share for the fourth quarter 2013 was $0.86, compared to GAAP earnings per diluted share of $0.21 in the prior year period.

For the fourth quarter 2013, adjusted EBITDA increased 108 percent to $817.1 million, compared to $393.0 million for the fourth quarter 2012. Cash flow from operations for the fourth quarter of 2013 was $651.7 million and cash and marketable securities were $331.5 million as of December 31, 2013.

For the full year 2013, net revenue increased 47 percent to $8.7 billion, compared to net revenue of $5.9 billion for full year 2012. On a non-GAAP basis, 2013 earnings per diluted share increased 58 percent to $9.50 per diluted share compared $6.00 per diluted share in 2012. Full-year 2013 GAAP loss per share was $5.27, compared to diluted earnings per share of $0.76 for full year 2012. Adjusted EBITDA for the full year 2013 increased 61 percent to $2.2 billion, compared to full year 2012 adjusted EBITDA of $1.4 billion. Cash flow from operations for full year 2013 was $1.2 billion.

Fourth quarter and full year 2013 results for Actavis plc include the contribution from Warner Chilcott businesses as of October 1, 2013 while fourth quarter and full year 2012 comparable results include contribution from legacy Actavis as of November 1, 2012. Refer to the attached reconciliation tables for adjustments to GAAP earnings.

“2013 was Actavis’ most successful year ever, highlighted by our acquisition of Warner Chilcott plc and our accelerated evolution into a premier, global specialty pharmaceutical leader. With the announcement earlier this week of our intention to acquire Forest Laboratories, we begin 2014 well-positioned to further our evolution by creating an innovative new model in specialty pharmaceuticals leadership, with the ability to continue delivering sustainable, long-term organic growth,” said Paul Bisaro, Chairman and CEO of Actavis.

“In our branded pharmaceuticals business, growth during 2013 was driven by strong sales of core products in the U.S., including the Rapaflo® and Generess® Fe franchises, which saw double digit prescription growth on a year-over-year basis. We also saw key product approvals in several markets around the world, including Oxytrol® OTC and Crinone® 8% in the U.S., Fibristal™ and LoLo™ in Canada, Rapaflo® in Brazil and Levosert™ in the UK and additional European countries.

“Growth in our U.S. generic business was driven by strong product launches of generic versions of Suboxone® Sublingual tablets, Lidoderm® and Cymbalta®. In our international business we launched 674 products and experienced strong growth across all of our key markets.”

“Exceptional productivity in our industry leading Research & Development (R&D) organization resulted in the record filing of 53 Abbreviated New Drug Applications (ANDAs) in the United States and more than 750 applications globally, including an industry-leading first-to-file portfolio. We confirmed 18 new first-to-file applications in the U.S. last year, highlighting the remarkable execution within our R&D team. We also continued to record progress in our biosimilar initiatives, both internally and through our ongoing collaboration with Amgen Inc., with three products: biosimilar Herceptin®, biosimilar Avastin® and rFSH now in Phase III trials.”

Fourth Quarter and Full Year 2013 Business Segment Results

Actavis Pharma Segment Information

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Unaudited; $ in millions)	2013	2012	2013	2012
Product sales	$1,675.5	$1,388.7	$6,252.3	$4,385.2
Other revenue	25.3	25.4	103.6	60.9

Net revenue	1,700.8	1,414.1	6,355.9	4,446.1
Operating expenses:
Cost of sales(1)	881.0	807.0	3,294.0	2,430.9
Research and development	111.5	90.4	425.1	256.3
Selling and marketing	169.5	129.1	638.3	281.2

Segment contribution	$538.8	$387.6	$1,998.5	$1,477.7

Segment margin	31.7%	27.4%	31.4%	33.2%
Adjusted gross profit (1)	$839.2	$660.4	$3,236.0	$2,067.1
Adjusted gross margin	49.3%	46.7%	50.8%	46.6%

(1) Adjusted gross profit represents adjusted net revenue less adjusted cost of sales, which excludes amortization and impairment of acquired intangibles. Pro forma adjustments for the respective periods include the following:

Adjustments to net revenue
Purchase accounting adjustments	$0.4	$—	$6.7	$—
Milestone related to divested products	—	—	—	(10.9)
Manufacturing and supply contract termination payment	—	—	5.0	—
Adjustments to cost of sales
Integration and restructuring	2.3	—	6.1	—
Contingent consideration fair value and accretion adjustment	—	(2.3)	1.3	2.5
Asset sales and impairments and other	0.8	—	0.8	—
Operational Excellence Initiative	15.9	8.9	60.7	13.6
Purchase accounting adjustments	—	46.7	93.5	46.7

Actavis Pharma net revenue increased 20 percent to $1.70 billion for the fourth quarter 2013, due to the acquisition of legacy Actavis in November 2012 and new product launches including generic versions of Suboxone® sublingual tablets, Cymbalta® and Lidoderm®, which more than offset lower sales of our authorized generic version of Concerta® as a result of expected competition. Fourth quarter international net revenue was $700.9 million, up 34 percent from the prior year quarter as a result of the inclusion of legacy Actavis product sales for the full quarter.

For the full year 2013, Actavis Pharma net revenue increased 43 percent to $6.4 billion, including product sales of $6.3 billion and other revenue of $103.6 million, due to the full-year effect of higher revenues from the acquisition of legacy Actavis in November 2012 and recent launches of generic versions of Suboxone® sublingual tablets, Cymbalta® and Lidoderm® during 2013. This increase was offset in part by lower sales of the generic version of Lipitor® which was discontinued during 2013.

Actavis Pharma R&D investment for the fourth quarter 2013 increased to $111.5 million, and selling and marketing expenses for the fourth quarter 2013 increased to $169.5 million, primarily as a result of the addition of legacy Actavis for the full reporting period.

Actavis Pharma’s adjusted gross margin increased to 49.3 percent in the fourth quarter of 2013 from 46.7 percent in the fourth quarter of 2012, primarily as a result of our contractual arrangement with Ortho-McNeil-Janssen for our authorized generic version of Concerta® and the recent launch of a generic version of Lidoderm®.

Actavis Specialty Brands Segment Information

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Unaudited; $ in millions)	2013	2012	2013	2012
Product sales	$661.8	$112.6	$1,042.6	$411.6
Other revenue	33.7	19.6	82.2	70.8

Net revenue	695.5	132.2	1,124.8	482.4
Operating expenses:
Cost of sales (1)	266.6	30.9	372.2	116.8
Research and development	78.9	30.7	191.8	146.2
Selling and marketing	132.8	45.3	269.5	175.5

Segment contribution	$217.2	$25.3	$291.3	$43.9

Segment margin	31.2%	19.1%	25.9%	9.1%
Adjusted gross profit (1)	$603.9	$101.6	$932.2	$367.0
Adjusted gross margin	86.8%	76.9%	82.9%	76.1%

(1) Adjusted gross profit represents adjusted net revenue less adjusted cost of sales, which excludes amortization and impairment of acquired intangibles. Pro forma adjustments for the respective periods include the following:

Adjustments to cost of sales
Integration and restructuring	—	—	—	—
Contingent consideration fair value and accretion adjustment	1.2	0.3	5.8	1.4
Asset sales and impairments and other	0.3	—	0.3	—
Operational Excellence Initiative	—	—	—	—
Purchase accounting adjustments	173.5	—	173.5	—

Actavis Specialty Brands net revenue increased 426 percent to $695.5 million in the fourth quarter, primarily due to the inclusion of Warner Chilcott brands sales during the fourth quarter of 2013 of $545.4 million. The acquisition of Warner Chilcott plc closed on October 1, 2013.

For the full year 2013, Actavis Specialty Brands segment net revenue increased 133 percent to $1.1 billion, due to fourth quarter contribution from Warner Chilcott branded products along with increased sales of other brands including Generess Fe® and Rapaflo®.

Actavis Specialty Brands R&D investment in the fourth quarter was $78.9 million. The increase over fourth quarter 2012 R&D investment was due primarily to the addition of Warner Chilcott and investment in late-stage development of Actavis Specialty Brands products and biosimilar development efforts. Actavis Specialty Brands selling and marketing expenses increased to $132.8 million in the fourth quarter of 2013 primarily to support the newly acquired business.

Actavis Specialty Brands adjusted segment gross margin for the fourth quarter 2013 was 86.8 percent, compared to 76.9 percent in the fourth quarter of 2012. The increase is largely due to the inclusion of Warner Chilcott products into the Specialty Brands portfolio.

Actavis Specialty Brands segment adjusted gross margin for the full year 2013 was 82.9 percent, compared to 76.1 percent in 2012 primarily due to the addition of Warner Chilcott in the fourth quarter.

Anda Distribution Segment Information

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Unaudited; $ in millions)	2013	2012	2013	2012
Net revenue	$383.0	$203.9	$1,196.9	$986.4
Operating expenses:
Cost of sales	324.0	168.1	1,024.5	846.6
Selling and marketing	31.6	21.3	112.5	89.8

Segment contribution	$27.4	$14.5	$59.9	$50.0

Segment margin	7.2%	7.1%	5.0%	5.1%
Gross profit	$59.0	$35.8	$172.4	$139.8
Gross margin	15.4%	17.6%	14.4%	14.2%

Anda Distribution segment net revenue for the fourth quarter 2013 increased 88 percent to $383.0 million, compared to $203.9 million in the fourth quarter 2012, as a result of volume increases and new product launches. Anda Distribution segment revenue consists only of sales of third-party products and excludes sales of Actavis’ brand and generic products.

Anda Distribution segment gross margin was 15.4 percent in the fourth quarter of 2013 compared to 17.6 percent in the prior year period.

For the full year 2013, Anda Distribution segment net revenues increased 21 percent to $1.2 billion, compared to $986.4 million in 2012. This increase was primarily due to volume increases and new product launches. Full year Anda gross margin was 14.4 percent compared to 14.2 percent in 2012.

Other Operating Expenses

In fourth quarter 2013, consolidated GAAP selling, general and administrative (SG&A) expenses were $717.7 million, an increase of $292.9 million from the fourth quarter 2012 as a result of the legacy Actavis and Warner Chilcott acquisitions. The quarter ended December 31, 2013 included restructuring charges relating to the Warner Chilcott acquisition of $124.7 million.

Amortization expense for the fourth quarter 2013 was $388.4 million, compared to $148.2 million in the fourth quarter of 2012 primarily due to amortization expense associated with the Warner Chilcott transaction.

For the full year 2013, consolidated GAAP SG&A expenses were $2.048 billion, an increase of $876.0 million over full year 2012 primarily due to the legacy Actavis acquisition in November 2012 and Warner Chilcott acquisition in October 2013. Full year 2013 SG&A results include restructuring charges relating to the Warner Chilcott acquisition of $124.7 million.

Amortization expense for the full year 2013 was $842.7 million, compared to $481.1 million in 2012 primarily due to the legacy Actavis and Warner Chilcott acquisitions.

2014 Financial Outlook

As a result of the recently announced acquisition of Forest Laboratories, Inc., Actavis plc plans to provide an updated financial forecast for the year following the close of the acquisition which is anticipated to occur mid-year 2014. On a standalone basis, Actavis reiterates the financial forecast presented at its analyst day in a press release dated January 31, 2014.

About Actavis

Actavis plc (NYSE: ACT) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. Actavis has global headquarters in Dublin, Ireland and U.S. administrative headquarters in Parsippany, New Jersey, USA.

Actavis markets generic, branded generic, legacy brands and OTC products in more than 60 countries, and operates a global branded specialty pharmaceutical business focused in the Women’s Health, Urology, Gastroenterology and Dermatology therapeutic categories. Actavis also has a portfolio of five biosimilar products in development in Women’s Health and Oncology. Actavis Global Operations has more than 30 manufacturing and distribution facilities around the world, and includes Anda, Inc., a U.S. pharmaceutical product distributor.

For press release and other company information, visit Actavis’ Web site at http://www.actavis.com.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Actavis and Forest, Actavis will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Actavis and Forest that also constitutes a prospectus of Actavis. The definitive joint proxy statement/prospectus will be delivered to shareholders of Actavis and Forest. INVESTORS AND SECURITY HOLDERS OF ACTAVIS AND FOREST ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by Actavis and Forest through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Actavis will be available free of charge on Actavis’ internet website at www.actavis.com or by contacting Actavis’ Investor Relations Department at (862) 261-7488. Copies of the documents filed with the SEC by Forest will be available free of charge on Forest’s internet website at www.frx.com or by contacting Forest’s Investor Relations Department at (212) 224-6713.

Participants in the Merger Solicitation

Actavis, Forest, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Actavis and Forest shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Forest is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on July 8, 2013 and certain of its Current Reports on Form 8-K. Information about the directors and executive officers of Actavis is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 29, 2013 and certain of its Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus filed with the above-referenced registration statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.

Actavis Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to Actavis’ estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Forest acquisition, including future financial and operating results, Actavis’ or Forest’s plans, objectives, expectations and intentions and the expected timing of completion of the transaction. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business, Forest’s business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful closing of, the Forest acquisition; subsequent integration of the Forest acquisition and the ability to recognize the anticipated synergies and benefits of the Forest acquisition; the ability to obtain required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain the requisite Forest and Actavis shareholder approvals; the risk that a condition to closing of the Forest acquisition may not be satisfied on a timely basis or at all; the failure of the proposed transaction to close for any other reason; risks relating to the value of the Actavis shares to be issued in the transaction; the anticipated size of the markets and continued demand for Actavis’ and Forest’s products; the impact of competitive products and pricing; access to available financing (including financing for the acquisition or refinancing of Actavis or Forest debt) on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis’ and Forest’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ and Forest’s facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; changes in tax laws or interpretations that could increase Actavis’ consolidated tax liabilities; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis’ Annual Report on form 10-K for the year ended December 31, 2012 and from time to time in Actavis’ other investor communications. Except as expressly required by law, Actavis disclaims any intent or obligation to update or revise these forward-looking statements.

The following table presents Actavis plc’s results of operations for the three and twelve months ended December 31, 2013 and 2012:

Table 1

ACTAVIS PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net revenues	$2,779.3	$1,750.2	$8,677.6	$5,914.9

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	1,471.6	1,006.0	4,690.7	3,394.3
Research and development	190.4	121.1	616.9	402.5
Selling, general and administrative	717.7	424.8	2,047.8	1,171.8
Amortization	388.4	148.2	842.7	481.1
Loss on asset sales, impairments and contingent consideration adjustment, net	85.8	29.9	902.7	149.5

Total operating expenses	2,853.9	1,730.0	9,100.8	5,599.2

Operating (loss) / income	(74.6)	20.2	(423.2)	315.7

Non-operating income (expense):
Interest income	1.4	1.2	4.8	2.5
Interest expense	(71.1)	(56.1)	(239.8)	(111.6)
Other income (expense), net	(2.5)	151.9	19.8	38.5

Total other income (expense), net	(72.2)	97.0	(215.2)	(70.6)

(Loss) / income before income taxes and noncontrolling interest	(146.8)	117.2	(638.4)	245.1
Provision for income taxes	1.7	88.2	112.7	146.8

Net (loss) / income	(148.5)	29.0	(751.1)	98.3
Loss / (income) attributable to noncontrolling interest	0.1	(1.0)	0.7	(1.0)

Net (loss) / income attributable to common shareholders	$(148.4)	$28.0	$(750.4)	$97.3

(Loss) / earnings per share attributable to common shareholders:
Basic	$(0.86)	$0.22	$(5.27)	$0.77

Diluted	$(0.86)	$0.21	$(5.27)	$0.76

Weighted average shares outstanding:
Basic	173.5	126.2	142.3	125.8

Diluted	173.5	130.7	142.3	128.4

The following table presents Actavis plc’s Condensed Consolidated Balance Sheets as of December 31, 2013 and December 31, 2012.

Table 2

ACTAVIS PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$329.0	$319.0
Marketable securities	2.5	9.0
Accounts receivable, net	1,404.9	1,330.9
Inventories, net	1,786.3	1,546.5
Other current assets	641.0	632.9
Assets held for sale	271.0	—
Property, plant and equipment, net	1,616.8	1,485.0
Investments and other assets	242.3	153.0
Product rights and other intangibles, net	8,234.5	3,784.3
Goodwill	8,197.6	4,854.2

Total assets	$22,725.9	$14,114.8

Liabilities & Equity
Current liabilities	$3,048.3	$2,749.3
Liabilities held for sale	246.6	—
Long-term debt and capital leases	8,517.4	6,257.1
Deferred income taxes and other liabilities	1,376.5	1,252.0
Total equity	9,537.1	3,856.4

Total liabilities and equity	$22,725.9	$14,114.8

The following table presents Actavis plc’s Condensed Consolidated Statements of Cash Flows for the twelve months ended December 31, 2013 and 2012.

ACTAVIS PLC	Table 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Years Ended December 31,
	2013	2012
Cash Flows From Operating Activities:
Net (loss)/income	$(751.1)	$98.3

Reconciliation to net cash provided by operating activities:
Depreciation	202.0	97.5
Amortization	842.7	481.1
Provision for inventory reserve	113.8	62.5
Share-based compensation	133.6	48.8
Deferred income tax benefit	(275.0)	(221.0)
(Earnings) on equity method investments	(5.7)	(1.3)
Gain on sale of securities	—	(28.8)
Goodwill impairment	647.5	—
Loss on asset sale and impairment, net	60.8	58.7
Amortization of inventory step up	267.0	44.1
Loss on foreign exchange derivatives	—	70.4
Amortization of deferred financing costs	10.3	40.6
(Decrease)/increase in allowance for doubtful accounts	(0.3)	3.6
Accretion of preferred stock and contingent payment consideration	11.4	21.5
Contingent consideration fair value adjustment	148.6	(19.5)
Excess tax benefit from stock-based compensation	(69.0)	(13.7)
Impact of assets held for sale	42.7	—
Other, net	(2.2)	3.3
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	19.1	371.1
Decrease / (increase) in inventories	(213.1)	(50.3)
Decrease / (increase) in prepaid expenses and other current assets	49.9	(41.6)
Increase / (decrease) in accounts payable and accrued expenses	(20.4)	(222.7)
Increase / (decrease) in deferred revenue	28.2	(14.9)
Increase / (decrease) in income and other taxes payable	7.4	(130.6)
Increase / (decrease) in other assets and liabilities	(34.7)	8.7

Total adjustments	1,964.6	567.5

Net cash provided by operating activities	1,213.5	665.8

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(177.9)	(137.5)
Additions to product rights and other intangibles	(130.0)	(9.0)
Additions to marketable securities and other investments	—	(5.2)
Proceeds from sales of property, plant and equipment	7.1	8.0
Proceeds from sales of marketable securities and other investments	33.2	58.9
Proceeds from sales of divested products	4.5	232.5
Acquisition of business, net of cash acquired	(15.1)	(5,742.8)
Investment in foreign exchange derivative	—	(156.7)
Other investing activities, net	2.9	2.8

Net cash (used in) investing activities	(275.3)	(5,749.0)

Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt	1,882.3	5,665.5
Proceeds from borrowings on the revolving credit facility	555.0	375.0
Debt issuance costs	(7.4)	(77.8)
Payments on debt, including the revolving credit facility	(3,229.5)	(679.7)
Proceeds from stock plans	48.0	18.8
Payment of contingent consideration	(4.3)	(105.3)
Repurchase of ordinary shares	(170.0)	(16.1)
Acquisition of noncontrolling interest	(10.4)	(4.5)
Excess tax benefit from stock-based compensation	69.0	13.7

Net cash (used in) / provided by financing activities	(867.3)	5,189.6

Effect of currency exchange rate changes on cash and cash equivalents	(23.9)	3.3
Less: Cash held for sale	(37.0)	—

Net increase in cash and cash equivalents	10.0	109.7
Cash and cash equivalents at beginning of period	319.0	209.3

Cash and cash equivalents at end of period	$329.0	$319.0

The following table presents a reconciliation of reported net (loss) / income and diluted earnings per share to non-GAAP net income and diluted earnings per share for the three and twelve months ended December 31, 2013 and 2012:

Table 4

ACTAVIS PLC

RECONCILIATION TABLE

(Unaudited; in millions except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GAAP to non-GAAP net income calculation
Reported GAAP net (loss) / income attributable to common shareholders	$(148.4)	$28.0	$(750.4)	$97.3
Adjusted for:
Amortization	388.4	148.2	842.7	481.1
Global supply chain initiative (1)	17.9	8.3	68.4	15.1
Acquisition and licensing charges (2)	317.5	77.9	697.8	294.6
Accretion on contingent liabilities	4.5	1.7	11.0	22.4
Impairment/asset sales and related costs	82.5	29.9	749.1	149.5
Non-recurring losses / (gains)	16.5	(119.1)	14.6	(133.8)
Legal settlements	1.9	27.3	47.7	87.7
Income taxes on items above	(126.1)	5.2	(308.6)	(244.0)

Non-GAAP net income attributable to common shareholders	$554.7	$207.4	$1,372.3	$769.9

Diluted earnings per share
Diluted earnings per share—GAAP	$(0.86)	$0.21	$(5.27)	$0.76

Diluted earnings per share—Non-GAAP	$3.17	$1.59	$9.50	$6.00

Basic weighted average common shares outstanding	173.5	126.2	142.3	125.8
Effect of dilutive securities:
Dilutive share-based compensation arrangements	1.4	4.5	2.1	2.6

Diluted weighted average common shares outstanding	174.9	130.7	144.4	128.4

(1)	Includes accelerated depreciation charges.
(2)	Includes stock-based compensation due to the Warner Chilcott acquisition.

The following table presents a reconciliation of reported net (loss)/ income for the three and twelve months ended December 31, 2013 and 2012 to adjusted EBITDA:

Table 5

ACTAVIS PLC

ADJUSTED EBITDA, RECONCILIATION TABLE

(Unaudited; in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GAAP net (loss) / income attributable to common shareholders	$(148.4)	$28.0	$(750.4)	$97.3
Plus:
Interest expense	71.1	56.1	239.8	111.6
Interest income	(1.4)	(1.2)	(4.8)	(2.5)
Provision for income taxes	1.7	88.2	112.7	146.8
Depreciation (includes accelerated depreciation)	54.3	36.8	202.0	97.5
Amortization	388.4	148.2	842.7	481.1

EBITDA	365.7	356.1	642.0	931.8

Adjusted for:
Global supply chain initiative	9.5	8.4	32.2	14.4
Acquisition and licensing charges	272.2	77.9	614.2	294.6
Non-cash impairment charges	82.5	29.9	749.1	149.5
Non-recurring losses / (gains)	16.5	(119.1)	14.6	(133.8)
Legal settlements	1.9	27.3	47.7	87.7
Accretion (income) expense	11.0	(1.7)	11.0	4.9
Share-based compensation	57.8	14.2	133.6	48.8

Adjusted EBITDA	$817.1	$393.0	$2,244.4	$1,397.9